Exhibit 1.1

Execution Copy

7,218,571 Shares

Rent-A-Center, Inc.

Common Stock

UNDERWRITING AGREEMENT

May 25, 2005

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

          The stockholders of the Company (as defined below) listed on Schedule 2 hereto (each, a “Selling Stockholder” and together the “Selling Stockholders”), propose to sell an aggregate of 7,218,571 shares (the “Stock”) of common stock, par value $0.01 per share (the “Common Stock”) of Rent-A-Center, Inc., a Delaware corporation (the “Company”). All of the shares of the Stock are being sold by the Selling Stockholders. This agreement (the “Agreement”) is to confirm the agreement concerning the purchase of the Stock from the Selling Stockholders by the Underwriter.

          A registration statement on Form S-3 with respect to the Stock has been prepared by the Company and has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Registration Statement” means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and “Prospectus” means such final prospectus, in the form first used to confirm sales of Stock. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Prospectus and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

          1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Commission has not issued any order preventing or suspending the use of the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or threatened by the Commission.

     (b) The Registration Statement conformed in all material respects at the Effective Time and conforms in all material respects, and any post-effective amendment to the Registration Statement filed after the date hereof will conform in all material respects on the applicable effective date, to the requirements of the Securities Act and the Rules and Regulations. The Prospectus will conform in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Delivery Date (as defined in Section 5) to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, at the Effective Time, and the Prospectus, as of its date and on the Delivery Date, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Underwriter by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f). The conditions for the use of Form S-3 set forth in the General Instructions thereto, at the time of the filing of the Company’s most recent Annual Report on Form 10-K have been satisfied.

     (c) Each of the Company and its subsidiaries (as defined in Section 17) has been duly incorporated or organized and are validly existing as corporations, limited partnerships, limited liability companies or trusts, as the case may be, in good standing under the laws of their respective jurisdictions of formation, are duly qualified to do business and are in good standing as foreign corporations or other entities, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

     (d) The authorized capital stock of the Company conforms as to legal matters to the description thereof incorporated by reference in the Prospectus. The Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock, to the extent described, conform to such description thereof incorporated by reference in the Prospectus.

     (e) All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

     (f) The shares of the Stock to be issued and sold by the Selling Stockholders to the Underwriter hereunder have been duly authorized and are fully paid and non-assessable.

     (g) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

     (h) The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or and its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries; or (iii) result in any violation of or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

     (i) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

     (j) There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

     (k) The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

     (l) There has not been any change in the stockholders’ equity or long-term debt of the Company and its subsidiaries (taken as a whole) or material adverse change, or any development involving a prospective material adverse change, in or affecting the management, condition, financial or otherwise, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole required to be disclosed or incorporated by reference in the Prospectus that has not been disclosed or incorporated by reference in the Prospectus.

     (m) Since the date as of which information is given in the Prospectus and except as may otherwise be described in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its Common Stock.

     (n) The historical financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

     (o) Grant Thornton LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 9(h) hereof, are independent certified public accountants as required by the Securities Act and the Rules and Regulations.

     (p) The Company and each of its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company, free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) do not materially interfere with the use made and proposed to be made of such property by the Company, (ii) as disclosed or incorporated by reference in the Prospectus, or (iii) could not reasonably be expected to have a Material Adverse Effect.

     (q) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any subsidiary is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (r) Except for this Agreement, which the Company intends to file on a Current Report on Form 8-K, there are no contracts or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference therein that are not described and filed or incorporated by reference therein as required. Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof, other than as could not reasonably be expected to have a Material Adverse Effect.

     (s) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described or incorporated by reference in the Prospectus.

     (t) The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, except such returns for which valid extensions have been filed or which individually or in the aggregate, do not involve material amounts or where the failure to file such returns by the Company and its subsidiaries, as the case may be, would not, individually or in the aggregate, materially adversely affect the business, operations or prospects of such entity, and no tax deficiency has been determined adversely to the Company or any subsidiary, as the case may be, which has had (nor does the Company or any subsidiary have any knowledge of any tax deficiency which, if determined adversely to the Company or any subsidiary, as the case may be, could reasonably be expected to have) a Material Adverse Effect, except to the extent that the validity thereof is being contested in good faith pursuant to appropriate proceedings.

     (u) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, which, in each case, could reasonably be expected to result in a Material Adverse Effect.

     (v) Neither the Company nor any subsidiary is, and as of the Delivery Date none of them will be (i) an “investment company” or a company “controlled by” an investment company within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “holding company” or a “subsidiary company” of a holding company or an “affiliate” thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (i) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (w) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the date of the Company’s most recent annual or quarterly report; and (iii) are effective in all material respects to perform the functions for which they were established.

     (x) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Grant Thornton LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

     (y) The Company has not distributed and, prior to the later to occur of the Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than the Prospectus.

     (z) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

     (aa) The Stock has been approved for listing in The NASDAQ National Market.

     (bb) The Company and each of its subsidiaries have all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any subsidiary has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course, except where such revocation, modification or nonrenewal would not, singularly or in the aggregate have a Material Adverse Effect.

     (cc) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the Company and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others, except for such notices of conflicts, which, if individually or in the aggregate determined adversely to the Company or any subsidiary, as the case may be, would not have a Material Adverse Effect.

     (dd) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company or any subsidiary upon any of the property now or, to the knowledge of the Company, previously owned or leased by the Company or any subsidiary, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

     (ee) True, correct and complete copies of the minutes of the Company’s proceedings of its stockholders, board of directors and committees of the board of directors have been, or will be made available to Latham & Watkins LLP, counsel for the Underwriter, prior to the Delivery Date, are their original minute books and records or are true, correct and complete copies thereof, with respect to all proceedings of said shareholders, boards of directors and committees since May 6, 2003 through April 30, 2005. With respect to such proceedings occurring after April 30, 2005, the Company has made available, or will make available to Latham & Watkins LLP prior to the Delivery Date true, correct and complete copies of the resolutions adopted at such proceedings.

          2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly represents, warrants and agrees that:

     (a) Such Selling Stockholder has, and immediately prior to the Delivery Date such Selling Stockholder will have, good and valid title to the Stock to be sold by such Selling Stockholder hereunder free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Stock and payment therefor pursuant hereto, good and valid title to such Stock, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter who have purchased such Stock without notice of an adverse claim.

     (b) Such Selling Stockholder has full right, power and limited partnership authority, to enter into this Agreement. The execution, delivery and performance of this Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of such Selling Stockholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder.

     (c) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of the Selling Stockholder is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby.

     (d) The Selling Stockholder has no reason to believe that the Registration Statement and any amendment thereto, as of the applicable Effective Date, and the Prospectus and any amendments or supplements thereto, as of their respective dates and on the Delivery Date, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided that this paragraph (d) only applies to the extent that such statements or omissions were based on information furnished to the Company by or on behalf of the Selling Stockholder specifically for inclusion therein.

     (e) This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

     (f) The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or which has constituted or which could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

          3. Purchase of the Stock by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Selling Stockholders agree to sell an aggregate of 7,218,571 shares of the Stock to the Underwriter, and the Underwriter agrees to purchase an aggregate of 7,218,571 shares of the Stock from the Selling Stockholders.

          The price of the Stock purchased by the Underwriter shall be $23.03 per share.

          The Selling Stockholders shall not be obligated to deliver any Stock on the Delivery Date, except upon payment for all such Stock to be purchased on the Delivery Date as provided herein.

          4. Offering of Stock by the Underwriter. The Underwriter proposes to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

          5. Delivery of and Payment for the Stock. Delivery of and payment for the Stock shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Delivery Date.” Delivery of the Stock shall be made to the Underwriter for the account of the Underwriter against payment by the Underwriter of the respective aggregate purchase prices of the Stock being sold by the Selling Stockholder to or upon the order of the Selling Stockholder by wire transfer in immediately available funds to the accounts specified by the Company and the Selling Stockholder. Time shall be of the essence, and delivery at the time specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Delivery of the Stock shall be made through the facilities of DWAC unless the Underwriter shall otherwise instruct.

          6. Further Agreements of the Company. The Company agrees:

     (a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Delivery Date except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act

subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

     (b) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) the Prospectus and any amended or supplemented Prospectus and (ii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

     (c) With respect to the Stock or in connection with the transactions contemplated hereby, to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;

     (d) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424(b) of the Rules and Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing;

     (e) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 405 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 425 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

     (f) Promptly from time to time to endeavor to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

     (g) For a period of 60 days from the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than shares issued pursuant to employee benefit plans, qualified stock option plans, employee compensation plans, employee stock purchase plan or employee or director equity incentive plans existing on the date hereof or pursuant to currently outstanding options, warrants, rights or series C preferred securities of the Company) or announce any intention to do any of the foregoing, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, in each case without the prior written consent of the Underwriter, on behalf of the Underwriters, and to cause each officer and director of the Company set forth on Schedule 1 hereto to furnish to the Underwriter, prior to the Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”) This paragraph shall not apply to (A) the issuance of any securities in connection with the acquisition of another entity or business by the Company or its subsidiaries and (B) any securities issued between the Company and any of its subsidiaries;

     (h) Until the Underwriter has notified the Company of the completion of the distribution of the Stock, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent active trading in or of raising the price of the Stock; and

     (j) Prior to the Delivery Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company or any subsidiary, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine communications in the ordinary course of business not relating to the Company’s capital, earnings or financial or operating results), without prior consultation with the Underwriter, unless in the judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law.

          7. Further Agreements of the Selling Stockholders. Each Selling Stockholder agrees:

     (a) That the Stock to be sold by such Selling Stockholders hereunder is subject to the interest of the Underwriter and that the obligations of such Selling Stockholder hereunder shall not be terminated by any act of any Selling Stockholder, by operation of law or the occurrence of any other event.

     (b) To deliver to the Underwriter prior to the Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if such Selling Stockholder is a non-United States person) or Form W-9 (if such Selling Stockholder is a United States person).

          8. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, the Prospectus and any amendment or supplement to the Prospectus; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproduction and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the fees and expenses of the Company’s counsel and their independent accountants; (f) any required review by the National Association of Securities Dealers, Inc. (the “NASD”)of the terms of sale of the Stock (including related fees and expenses of counsel to the Underwriter); (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(g) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriter); (l) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DWAC and (m) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 8 and in Section 12, the Underwriter shall pay its own costs and expenses, and the Selling Stockholders shall pay any transfer taxes payable in connection with their respective sales of Stock to the Underwriter. As between the Company and the Selling Stockholders, expenses incurred by them shall be paid by the Company or the Selling Stockholders, as applicable, in accordance with the Registration Rights Agreement, dated as of August 5, 1998, as amended to date, among the Company (or its predecessor) and the Selling Stockholders.

          9. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

     (b) The Underwriter shall not have discovered or disclosed to the Company on or prior to the Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to the Underwriter, and the Company and the Selling Stockholders shall have furnished to the Underwriter all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

     (d) Fulbright & Jaworski L.L.P. shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-1.

     (e) Morgan, Lewis & Bockius LLP shall have furnished to the Underwriter its written opinion, as counsel to the Selling Stockholders, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-2.

     (f) The Underwriter shall have received from Latham & Watkins LLP, counsel for the Underwriter, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (g) At the time of execution of this Agreement, the Underwriter shall have received from Grant Thornton LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

     (h) With respect to the letter of Grant Thornton LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

     (i) The Company shall have furnished to the Underwriter a certificate, dated the Delivery Date, of its Chief Executive Officer and its Chief Financial Officer or such other persons who possess similar authority or perform similar functions, solely in their capacity as officers and not in their individual capacity stating that after reasonable due inquiry, the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of the Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder in all material respects at or prior to the Delivery Date.

     (j) The Selling Stockholders shall each have furnished to the Underwriter on the Delivery Date a certificate, dated the Delivery Date, signed by, or on behalf of, such Selling Stockholder stating that the representations, warranties and agreements of such Selling Stockholder contained herein are true and correct on and as of the Delivery Date and that such Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date.

     (k) (i) neither the Company nor any of its subsidiaries (taken as a whole) shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (exclusive of any amendment or supplement thereto on or after the date of this Agreement), any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there shall not have been any change in the stockholders’ equity or long-term debt of the Company and its subsidiaries (taken as a whole) or material adverse change, or any development involving a prospective material adverse change, in or affecting the management, condition, financial or otherwise, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

     (l) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of any of the Company’s debt securities or preferred stock

     (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, has been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a material disruption in securities settlement, payment or clearance services in the United States; (iii) a banking moratorium has been declared by Federal or state authorities; (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Securities; or (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter impracticable or inadvisable to proceed with the offering or delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

     (n) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Delivery Date, prevent the sale of the Stock; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Delivery Date which would prevent the sale of the Stock.

     (o) The Lock-Up Agreements between the Underwriter and the individuals set forth on Schedule 1, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on the Delivery Date.

          10. Indemnification and Contribution.

     (a) The Company shall indemnify and hold harmless the Underwriter, its directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which the Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or any amendment or supplement thereto, any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or in any such amendment or supplement thereto, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Underwriter by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f); provided, further, however, that the Company shall not be liable to the Underwriter under the indemnity agreement in this Section 10 to the extent, but only to the extent, that (A) such loss, claim, damage, or liability of such Underwriter results from an untrue statement of a material fact or an omission of a material fact contained in the Registration Statement, which untrue statement or omission was completely corrected in the Prospectus dated the date hereof, (B) the Company sustains the burden of proving that such Underwriter sold Stock to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to written confirmation of such sale, a copy of the Prospectus, (C) the Company had previously furnished sufficient quantities of the Prospectus to such Underwriter within a reasonable amount of time prior to such sale or such confirmation, and (D) such Underwriter failed to deliver Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, liability, expense or damage. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

     (b) Each of the Selling Stockholders shall severally and not jointly, indemnify and hold harmless the Underwriter, its directors, officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred in connection with, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or any amendment or supplement thereto any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any breach of any representation or warranty of the Selling Stockholders in this Agreement or any certificate delivered pursuant hereto or contemplated hereby; provided, however, that, with respect to the indemnities provided in and reimbursement obligations in connection with clauses (i) and (ii) above, a Selling Stockholder shall be liable only with respect to written information furnished to the Company on behalf of such Selling Stockholder specifically for inclusion in the Registration Statement or the Prospectus (it being agreed and understood that for purposes of this Section 10(b), the only information provided by such Selling Stockholder consists of information relating to such Selling Stockholder under the caption “Principal and Selling Stockholders” in the Prospectus); provided, further, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning any Underwriter furnished to the Company through the Underwriter by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f); provided, further, however, that such Selling Stockholder shall not be liable to the Underwriter under the indemnity agreement in this Section 10 to the extent, but only to the extent, that (A) such loss, claim, damage, or liability of such Underwriter results from an untrue statement of a material fact or an omission of a material fact contained in the Registration Statement in reliance upon and in conformity with written information concerning such Selling Stockholder furnished to the Company by such Selling Stockholder specifically for inclusion therein, which untrue statement or omission was completely corrected in the Prospectus dated the date hereof, (B) the Company had previously furnished sufficient quantities of the Prospectus to such Underwriter within a reasonable amount of time prior to such sale or such confirmation, and (C) such Underwriter failed to deliver Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, liability, expense or damage. However, in no event shall a Selling Stockholder be liable under the provisions of this Section 10(b) for any amount in excess of the aggregate amount of the proceeds such Selling Stockholder received from the sale of the Stock pursuant to this Agreement. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to the Underwriter or any officer, employee or controlling person of the Underwriter.

     (c) The Underwriter shall indemnify and hold harmless the Company, each Selling Stockholder, their respective directors, officers and employees, and each person, if any, who controls the Company or such Selling Stockholders within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Stockholders or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company through the Underwriter by or on behalf of the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f), and shall reimburse the Company, such Selling Stockholders and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, such Selling Stockholders or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company, such Selling Stockholders or any such director, officer, employee or controlling person.

     (d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel to represent the Underwriter and its directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company or any Selling Stockholders under this Section 10 if, in the reasonable judgment of the Underwriter (based upon written advise of counsel, a copy of which shall be delivered to the indemnifying party), it is advisable for the Underwriter and those directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company or the Selling Stockholders. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) The Underwriter confirms and the Company and the Selling Stockholders acknowledge and agree that the statements with respect to the public offering of the Stock by the Underwriter set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriter appearing under the caption “Underwriting” in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

          11. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter in its absolute discretion by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 9(l), 9(m) and 9(n) shall have occurred.

          12. Reimbursement of Underwriter’s Expenses. If (a) any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriter for any reason, or (b) if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement, the Selling Stockholders will reimburse the Underwriter for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Underwriter in connection with this Agreement.

          13. Research Independence. In addition, the Company and the Selling Stockholders acknowledge that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company and the Selling Stockholders acknowledge that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

          14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: 212-526-0943), with a copy to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Gary Kashar, and with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022);

     (b) if to the Company or shall be delivered or sent by mail telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: Robert D. Davis, Chief Financial Officer (Fax: (972) 943-0113), with a copy to Fulbright & Jaworski LLP, 2200 Ross Avenue, Suite 2800, Dallas, TX 75201, Attention: Thomas W. Hughes (Fax: (214) 855-8200), and

     (c) if to the Selling Stockholders, shall be delivered or sent by mail, telex or facsimile transmission to c/o Apollo Advisors IV, L.P., Two Manhattanville Road, Purchase, New York 10577, with a copy to Morgan, Lewis & Bockius, LLP, 300 South Grand Avenue, 22nd Floor, Los Angeles, California 90071, Attn: John F. Hartigan, Esq;

provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriter, which address will be supplied to any other party hereto by the Underwriter upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Underwriter, and the Company and the Underwriter shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Selling Stockholders.

          15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriter contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          17. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

          18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

RENT-A-CENTER, INC.

By:	/s/Mark E. Speese
Mark E. Speese
Chairman of the Board, Director and
Chief Executive Officer

APOLLO INVESTMENT FUND IV, L.P

By: APOLLO ADVISORS IV, L.P
Its General Partner

By: APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO OVERSEAS PARTNERS IV, L.P.
By: APOLLO ADVISORS IV, L.P.
Its Managing General Partner

By: APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

Accepted:

LEHMAN BROTHERS INC.

By:	/s / Michael Hrynuik Name: Michael Hrynuik Title: Vice President

SCHEDULE 1

PERSONS DELIVERING LOCK-UP AGREEMENTS

Mark E. Speese

SCHEDULE 2

Number of
Name of Selling Stockholder	Shares of Stock
APOLLO INVESTMENT FUND IV, L.P.	6,850,930

APOLLO OVERSEAS PARTNERS IV, L.P.	367,641

TOTAL	7,218,571

EXHIBIT A

LOCK-UP LETTER AGREEMENT

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

          The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) among Rent-A-Center, Inc., a Delaware corporation (the “Company”), Apollo Management, L.P. (the “Selling Stockholder”) and you, providing for offering by the Underwriter of shares (the “Shares”) of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company to the public (the “Offering”).

          In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares in the Offering) or announce any intention to do any of the foregoing, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period (the “Lock-Up Period”) commencing on the date hereof and ending on the 60th day after the date of the final prospectus relating to the Offering (such 60-day period, the “Lock-Up Period”).

          In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the Lock-Up Period make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

          It is understood that, if the Company notifies the Underwriter that the Selling Stockholders does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the

Shares, then the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

          The undersigned understands that the Company, the Selling Stockholders and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

          Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders and the Underwriter.

[Signature page follows]

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          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:
	Name:	Mark E. Speese
	Title:	Chairman of the Board and Chief Executive Officer

Dated: May 25, 2005

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EXHIBIT B-1

FORM OF OPINION OF ISSUER’S COUNSEL

          (i) The Company and has been duly incorporated, is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The company and has all power and authority necessary to own its properties and conduct the businesses as described in the Prospectus.

          (ii) The authorized capital stock of the Company conforms as to legal matters to the descriptions thereof incorporated by reference in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Prospectus.

          (iii) The shares of Stock to be sold by the Selling Stockholders under the Agreement have been duly authorized, validly issued, fully paid and non-assessable and conform to the description thereof contained in the Prospectus.

          (iv) There are no preemptive rights under the Delaware General Corporation Law or under the Company’s certificate of incorporation or bylaws to subscribe for or purchase shares of the Stock.

          (v) The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company and the Agreement has been duly authorized and delivered by the Company.

          (vi) The execution, delivery and performance of the Agreement by the Company, the consummation of the transactions contemplated by the Agreement do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument that has been filed as an exhibit (including exhibits previously filed and incorporated therein) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound; (ii) result in any violation of the provisions of the certificate of incorporation or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any rule or regulation applicable to the Company, or any order known to such counsel issued by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries set forth on Schedule A attached to such counsel’s opinion.

          (vii) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or

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registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

          (viii) The information incorporated by reference in the Prospectus relating to the description of the Stock insofar as such information purports to summarize certain provisions of the Common Stock and the charter and by-laws of the Company provides a fair and accurate summary of such provisions.

          (ix) The Registration Statement, at the Effective Time, and the Prospectus as of its date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations, except that in each case such counsel need express no opinion with respect to the financial statements or other financial data contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

          (x) In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the Delaware General Corporation Law and that such counsel is not admitted in the State of Delaware.

          Such counsel shall also have furnished to the Underwriter a written statement, addressed to the Underwriters and dated the Delivery Date, in form and substance satisfactory to the Underwriter, to the effect that such counsel has acted as counsel to the Company on a regular basis, has acted as counsel to the Company in the course of the preparation by the Company of the Registration Statement and the Prospectus, they participated in conferences with representatives of the Company and their independent public accountants at which conferences the contents of the Registration Statement, Prospectus and related matters were discussed, and have read each document filed under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus. Because the purpose of such counsel’s professional engagement was not to establish or confirm factual matters and because the scope of such counsel’s examination of the affairs of the Company did not permit them to verify the accuracy or completeness of the statements set forth in the Registration Statement and Prospectus, except as noted herein, such counsel is not passing upon and do not assume any responsibility for the accuracy or completeness of the statements contained in the Registration Statement and Prospectus and such counsel makes no representation, express or implied, that they have independently verified the accuracy or completeness of such statements. However, based on and subject to the foregoing, (A) no facts have come to their attention that would lead them to believe that the Registration Statement, as of its date or as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) no facts have come to their attention that would lead them to believe that the Prospectus, as of its date or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that with respect to clauses (A) and (B), such counsel need express no opinion as to the financial statements, schedules or other financial data contained in or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

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EXHIBIT B-2

FORM OF OPINION OF SELLING STOCKHOLDER(S)’ COUNSEL

          (i) The execution, delivery and performance of this Agreement by each of the Selling Stockholders and the consummation by such Selling Stockholder of the transactions contemplated hereby do not result in any violation of (i) the provisions of the limited partnership agreement of such Selling Stockholder or (ii) any applicable statute, rule, regulation or order known to such counsel issued by any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder.

          (ii) No consent, approval, authorization or order of or filing with any New York court or any U.S. federal court or governmental agency or body is required to be obtained or made by the Selling Stockholders in connection with the sale of the Stock pursuant to this Agreement other than effectiveness of the Registration Statement under the Securities Act.

          (iii) This Agreement has been duly authorized, executed and delivered by or on behalf Apollo Investment Fund IV, L.P.

          (iv) This Agreement is a valid and binding obligation of Apollo Overseas Partners IV, L.P.

          (v) Upon the sale of the Stock to the Underwriter pursuant to the terms and conditions of this Agreement, the Underwriters (assuming that the Underwriter does not have “notice of an adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”), to such Stock) will acquire all of the Selling Stockholders’ rights in the Stock, free of any adverse claim within the meaning of Section 8-102 of the UCC.

          In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the limited partnership laws of the State of Delaware and that such counsel is not admitted in the State of Delaware.

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